UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 20, 2018

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 20, 2018, a subsidiary of Apollo Global Management, LLC (together with its consolidated subsidiaries, the “Company” or “Apollo”) entered into a letter agreement (the “Letter Agreement”) with Athene Holding Ltd. (“Athene”). In the Letter Agreement, each of the Company and Athene agreed that, if the shareholders of Athene approve an amendment and restatement of the bye-laws of Athene (further described below), it will execute the amendment and restatement of the Sixth Amended and Restated Fee Agreement, dated June 7, 2018, between the Company and Athene (the “Existing Fee Agreement”) in substantially the form attached as an exhibit to the Letter Agreement (the “Proposed Amended Fee Agreement”).

The Proposed Amended Fee Agreement provides for a monthly fee to be payable by Athene to the Company in arrears, with retroactive effect to the month beginning on January 1, 2019, in an amount equal to the following, to the extent not otherwise payable to the Company pursuant to any one or more investment management or sub-advisory agreements or arrangements:

(1)

a base management fee equal to the sum of (i) 0.225% per annum of the lesser of (A) the aggregate market value of substantially all of the assets in substantially all of the investment accounts of or relating to Athene (collectively, the “Accounts”) on December 31, 2018 (the “Backbook Value”) and (B) the aggregate market value of substantially all of the assets in the Accounts at the end of the respective month, plus (ii) 0.15% per annum of the amount, if any (the “Incremental Value”), by which the aggregate market value of substantially all of the assets in the Accounts at the end of the respective month exceeds the Backbook Value; plus

(2)

with respect to each asset in an Account, subject to certain exceptions, that is managed by the Company and that belongs to a specified asset class tier (“core,” “core plus,” “yield,” and “high alpha”), a sub-allocation fee as follows, which will, in the case of assets acquired after January 1, 2019, be subject to a cap of 10% of the applicable asset’s gross book yield, as further described in the Proposed Amended Fee Agreement:

(i)	0.065% of the market value of “core assets,” which include public investment grade corporate bonds, municipal securities, and agency residential mortgage backed securities (“RMBS”);

(ii)	0.13% of the market value of “core plus assets,” which include private investment grade corporate bonds, first lien commercial mortgage loans (“CML”), and long-term fixed rate mortgages;

(iii)

0.375% of the market value of “yield assets,” which include non-agency RMBS, investment grade collateralized loan obligations (“CLO”), commercial mortgage backed securities and other asset-backed securities (other than RMBS), emerging market investments, below investment grade corporate bonds, residential mortgage loans, triple net leases, bank loans, investment grade infrastructure debt, and lower yielding floating rate mortgages;

(iv)

0.70% of the market value of “high alpha assets,” which include mezzanine CMLs, below investment grade CLOs, preferred equity, assets originated by MidCap, higher yielding mortgages and below investment grade infrastructure debt; and

(v)	0.00% of the market value of cash, treasuries, equities and alternatives.

The base management fee covers a range of investment services that Athene receives from the Company, including investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services such as investment compliance, tax, legal and risk management support, among others. Additionally, the Proposed Amended Fee Agreement provides for a possible payment by the Company to Athene, or a possible payment by Athene to the Company, equal to 0.025% of the Incremental Value as of the end of each year, beginning on December 31, 2019, depending upon the percentage of Athene’s investments that consist of core assets and core plus assets. In furtherance of yield support for Athene, if more than 60% of Athene’s invested assets which are subject to the sub-allocation fees are invested in core and core plus assets, Athene will receive a 0.025% fee reduction on the Incremental Value. As an incentive for differentiated asset management, if less than 50% of Athene’s invested assets which are subject to the sub-allocation fee are invested in core and core plus assets, thereby reflecting a higher allocation toward assets with the highest alpha-generating abilities, Athene will pay an additional fee of 0.025% on Incremental Value.

The Proposed Amended Fee Agreement is intended to provide for further alignment of interests between Athene and the Company. On the Backbook Value, assuming constant portfolio allocations, the near-term impact of the Proposed Amended Fee Agreement is anticipated to be immaterial. On the Incremental Value, assuming the same allocations as the Backbook Value, total fees paid by Athene to the Company are expected to be marginally lower than fees paid by Athene to the Company would be under the Existing Fee Agreement. If invested asset allocations are more heavily weighted to assets with lower alpha-generating abilities than Athene’s current investment portfolio, the fees that Athene pays to the Company under the Proposed Amended Fee Agreement would be expected to decline relative to the Existing Fee Agreement. Conversely, if a greater proportion of Athene’s investment portfolio is allocated to differentiated assets with higher alpha-generating abilities, Athene’s net investment earned rates would be expected to increase, and so would the fees Athene pays to the Company relative to the Existing Fee Agreement.

To incentivize the Company to make long-term investments that enhances its ability to continue to provide Athene with differentiated asset management, Athene has proposed changes to its existing Bye-Laws (the “Existing Bye-Laws”) set forth in an amendment and restatement of the Existing Bye-Laws in substantially the form attached as an exhibit to the Letter Agreement (the “Proposed Bye-Laws”). Specifically, the Proposed Bye-Laws, if adopted as the Bye-Laws of Athene, will (1) provide for the IMA and each New IMA (each such term as defined in the Existing Bye-Laws) to have initial terms of four years, beginning on the date on which the Proposed Bye-Laws are adopted as the Bye-Laws of Athene (the “Adoption Date”), that extend automatically for successive two-year periods unless otherwise terminated (with any such termination being effective no earlier than two years after the end of the then existing term), and (2) reflect conforming amendments, including by amending the IMA Termination Election Date (as defined in the Existing Bye-Laws) to be the fourth anniversary of the Adoption Date and each two-year anniversary of the Adoption Date. The Proposed Bye-Laws, if adopted as the Bye-Laws of Athene, will continue to permit Athene to terminate the IMA, or any New IMA, for cause. In the Letter Agreement, Athene (1) confirmed that its board of directors approved, and recommended that its shareholders approve, the Proposed Bye-Laws and (2) agreed that it will seek the approval of its shareholders of the Proposed Bye-Laws at the next annual general meeting of its shareholders.

The information in this Current Report on Form 8-K may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this Current Report on Form 8-K, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This Current Report on Form 8-K does not constitute an offer of Apollo or any Apollo fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: September 20, 2018	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer